Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Successful Completion of its Talbot 23-1 Well and Provides an Operational Update

HOUSTON, TX – (Marketwired – July 7, 2015) – Yuma Energy, Inc. (NYSE MKT: YUMA) (NYSE MKT: YUMA-PA) (the “Company”) today announced the successful completion of its Talbot 23-1 well and provided an operational update on its properties.

 Amazon 3-D Project, Talbot 23-1 - Jefferson Davis Parish, Louisiana. On June 23, 2015, the Talbot 23-1 well (45% working interest) tested at an initial gross production (“IP”) rate of approximately 7.0 MMcf/d and 180 Bbl/d of 55 degree API condensate on a 13/64th choke with flowing tubing pressures of approximately 9,000 pounds.  The well has subsequently averaged approximately 6.9 MMcf/d and 180 Bbl/d over the following 13 days of production on the same 13/64th choke.  The Talbot 23-1 was perforated in a lower portion of the main Hackberry sand from 11,744 feet to 11,748 feet (MD) and has additional up-hole Hackberry sands in the main Hackberry section as well as four additional Marg-Tex sands with calculated pay behind pipe.  On a net basis to the Company, the well has added approximately 2.2 MMcf/d and 58 Bbl/d (431 BOE/d net) over the same 13 day period.  This increase in net daily production represents an approximate 24% increase in total net production from the Company’s first quarter 2015 average of approximately 1,794 BOE/d.  Although more production history is needed to fully assess the impact of this well, the Company is encouraged by its early results.

Livingston Prospects, Livingston Parish, Louisiana. In January of 2015, the Company drilled the Blackwell 39-1 (35% working interest) to a total depth of 10,100 feet measured depth (10,042 feet TVD) and completed the well in the first Wilcox sand from 9,466 feet to 9,476 feet.  During the third week in June of 2015, the Company installed artificial lift on the well using an electrical submersible pump (“ESP”).  On June 29, 2015 upon installation of the ESP, the Blackwell 39-1 tested at a gross production rate of 191 Bbl/d (50 Bbl/d net) of 42 degree API crude oil and has subsequently averaged approximately 158 Bbl/d (42 Bbl/d net) over the following 6 days of production.  This increase in production represents approximately a 494% increase over the first quarter 2015 average gross production of 32 Bbl/d (including downtime).  Also during the second quarter, the Company converted the Roberts 57-1 (33% working interest) to ESP lift which resulted in a significant increase in production.  Gross production from the Roberts 57-1 since putting the well on ESP has averaged 110 Bbl/d (26 Bbl/d net) of 40 degree API crude oil which represents a 1,400% increase over the first quarter 2015 average gross production of 9 Bbl/d (including downtime) from the well.

The Company is currently in the process of evaluating further artificial lift enhancements in the remaining wells located on its Livingston project.  The Company currently has four wells producing from the lower Tuscaloosa sands, one of which is the Roberts 57-1, and three wells producing from the Wilcox sands, one of which is the Blackwell 39-1.  During the second quarter of 2015, the field averaged approximately 515 Bbl/d gross (124 Bbl/d net) which represents a 21% increase over the first quarter 2015 average gross production of 425 Bbl/d (102 Bbl/d net).  The Company has an average net working interest in the project of approximately 33%.

La Posada, Bayou Hebert Field – Vermilion Parish, Louisiana.  As of June 30, 2015, the field was producing approximately 53.6 MMcf/d of natural gas and 1,037 Bbl/d of oil gross (4.8 MMcf/d and 93 Bbl/d net).  During the second quarter of 2015, the field averaged approximately 55.2 MMcf/d of natural gas and 1,044 Bbl/d of oil gross (5.0 MMcf/d and 94 Bbl/d net).  The Company has an average net working interest in the project of approximately 12.5%.

Greater Masters Creek Field, Allen, Vernon, Rapides and Beauregard Parishes, Louisiana. In January of 2015, the Crosby 14-1 well commenced production.  During the initial clean-up period drilling mud and cuttings accumulated in the well which prevented it from flowing.  Several attempts to clean out the well have since failed to establish sustainable production, and the well is now being temporarily abandoned pending possible future utility.  With respect to other wells in the Greater Masters Creek Field area, the Company is currently in the process of evaluating artificial lift enhancements including gas lift and ESPs.  The Company started this program in the second quarter by installing gas lift on its Bullock A-1 well, which resulted in a significant increase in production.  Gross production from the Bullock A-1 since putting the well on gas lift has averaged 19 Bbl/d (14 Bbl/d net) of 46 degree API crude oil which represents a 90% increase over the first quarter 2015 average gross production of 10 Bbl/d from the well.

Lake Fortuna Field (Raccoon Island), St. Bernard Parish, Louisiana.  The Company is continuing to evaluate additional production enhancements and facility upgrades and plans to perform additional operations during the third quarter of 2015 to improve production from the field.  During the second quarter of 2015, the field averaged approximately 132 Bbl/d gross (86 Bbl/d net).  The Company has an average net working interest in the project of approximately 91%.

Gardner Island and Branville Bay, St. Bernard Parish, Louisiana.  During the second quarter of 2015, the Company completed repair work on the salt water disposal well servicing the two fields and performed upgrades to the production facilities.  Production from the field was restored in April 2015.   During the second quarter of 2015, the field averaged approximately 359 Bbl/d gross (84 Bbl/d net), which includes the downtime in April.  This represents a 300% increase over the first quarter 2015 average gross production of 90 Bbl/d. The Company has an average net working interest in the project of approximately 34%.

Cat Canyon Field, Santa Barbara, California. The Company plans to drill its first operated well on this property in 2015.  The well will target the Monterey formation which is found at a depth of 4,500 feet and is approximately 2,000 feet thick.  The field is surrounded by Monterey wells drilled from the late 1940’s through 1982 on 10 acre spacing.  The wells are drilled vertically, completed naturally (without fracking) and are then put on pump immediately.  The Company is currently in the process of permitting the well.

Management Comments:

Sam L. Banks, Chairman, President and CEO of Yuma Energy, Inc. commented, “In the second quarter we realized significant gains in production on several of our major properties.  During this low price environment we will continue to focus on production enhancements and lowering per-unit operating costs in our fields, as well as drilling highly economic wells like the Talbot 23-1.  We are pleased with our achievements overall in the field, and particularly the results of the Talbot 23-1 well.  We look forward to capitalizing on our drilling inventory with these types of opportunities going forward.”

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas properties, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast and California. The Company employs a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. The Company’s current operations are focused on onshore central Louisiana, where the Company is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, the Company has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Yuma’s common stock is traded on the NYSE MKT under the trading symbol “YUMA.” For more information about Yuma Energy, Inc., please visit the Company’s website at www.yumaenergyinc.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

For more information, please contact:

James J. Jacobs
Vice President – Corporate and Business Development
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027
Telephone: (713) 968-7000